UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 5, 2005 (March 31, 2005)
                                                 ------------------------------

                        Petrie Stores Liquidating Trust
      -------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          New York                 0-3777                 22-6679945
      ----------------          ------------         --------------------
      (State or other      (Commission File Number)     (IRS Employer
      jurisdiction of                                 Identification No.)
      incorporation)

                  201 Route 17
                   Suite 300
                 Rutherford, NJ                       07070
              --------------------                 -----------
      (Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code   (201) 635-9637
                                                     --------------

                                 Not Applicable
        ---------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
            ------------

         On March 31, 2005, Petrie Stores Liquidating Trust (the "Liquidating Trust") announced that it will make a distribution of a total of $15,705,071 in cash on April 21, 2005 to the holders of its units of beneficial interest. In the distribution, unit holders will receive $0.30 in cash for each unit of beneficial interest held of record at the close of business on April 11, 2005. After giving effect to the distribution, the Liquidating Trust will hold approximately $28 million in cash and cash equivalents.

         The text of the press release announcing the distribution is filed as
Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

            (c)  Exhibits.

                 99.1 Press Release, dated March 31, 2005, of the Liquidating Trust.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 5, 2005

                                       PETRIE STORES LIQUIDATING TRUST


                                       By: /s/ Stephanie R. Joseph
                                           ------------------------------------
                                           Name:  Stephanie R. Joseph
                                           Title: Manager and Chief Executive
                                                  Officer

                                 EXHIBIT INDEX


Exhibit     Description
-------     -----------

99.1        Press Release, dated March 31, 2005, of the Liquidating Trust.